                                                                    EXHIBIT 99.2
ADVANCED INSTRUCTION TO SELL COMMON STOCK

To: Deutsche Bank Alex. Brown
    A Division of Deutsche Bank Securities Inc.

Account Number: 5XM-XXXXXX

         I am a holder of shares and options to acquire shares, of the common stock RSA Security, Inc. (Tkr: RSAS). I would like to periodically sell Company shares in order to diversify my portfolio. I also wish to take advantage of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which provides for an affirmative defense from insider trading liability for purchases and sales effected pursuant to a contract, instruction or plan entered into when a person is not aware of any material nonpublic information. This instruction ("Instruction") is intended to constitute a "written plan for trading securities" within the meaning of Rule 10b5-1.

         I hereby instruct Deutsche Bank Securities Inc. (referred to herein as "Deutsche Bank Alex. Brown") to sell currently held shares of Common Stock, pursuant to the specific instructions set forth in the attached memo. My orders here under are given to you on a not held basis, meaning that you shall use your best judgement in the execution of each order, and that you shall be relieved of all responsibility with respect to the time of execution or the price or prices of execution. I understand that in exercising such judgement, it is possible that you may not sell some or all of the shares that you are authorized hereunder to sell in any given period under this Instruction.

         You are authorized to make deliveries of securities and payment of moneys in accordance with your normal practice. All shares to be sold shall have been previously deposited into my account, and you shall not be required to follow this Instruction if shares are not present in my account (or acceptable arrangements to deliver option shares have not been made) prior to the dates on which sales shall occur. If this Instruction requires you to exercise stock options you shall do so in accordance with your normal procedures, and unless instructed otherwise, remit the exercise price and the withholding tax as calculated by the Company. In no instance should you exercise options that are not in the money. The share amount listed above shall be increased or decreased to reflect stock splits should they occur. I understand that I shall be responsible to arrange for any filings that may be required under applicable law (e.g., Form 144, Schedule 13D, and Forms 4 and 5), and that I may be subject to the short swing profit rules contained in Section 16 of the Securities Exchange Act of 1934. In this connection, I understand that upon my request, you will assist me in making advance arrangements regarding the filing of Forms 144; provided that you agree to notify me and a designated representative of RSA's legal department within eight hours of making any trade so that I may file the required Form 4 in a timely fashion:

-         Margaret Seif:  Phone: (781) 515-5403; email: mseif@rsasecurity.com

-         Kathryn Leach:  Phone: (781) 515-5422; email: kleach@rsasecurity.com

-         Chris Dollase:  Phone: (781) 515-5507; email: cdollase@rsasecurity.com

         All sales shall be effected in your normal fashion in accordance with your terms and conditions for my account and risk. You may act as principal in any transaction hereunder. I understand that you may not be able to make all of the sales contemplated under this Instruction due to a market disruption or a legal, regulatory or contractual restriction applicable to you or any other event or circumstance. I further understand that even in the absence of such a circumstance, you may be unable to make sales consistent with ordinary principles of best execution due to insufficient volume of trading or other market factors in effect on the date of a sale. I hereby ratify and confirm any and all transactions with you in accordance with this Instruction. I also agree to indemnify and hold Deutsche Bank Alex. Brown harmless from any and all losses arising from any cause of action arising from its performance of this Instruction. For purposes of this Section, the term "losses" shall mean monetary damages for which a court or regulatory agency has found Deutsche Bank to be finally liable, after all appeals have been exhausted, but which shall in no event exceed an amount equal to the proceeds received by me in connection with exercises of stock options pursuant to this Instruction. Notwithstanding the foregoing, "losses" shall not include Deutsche Bank's attorneys fees, and Deutsche Bank may not settle any action for which it will claim indemnification from you without your prior written consent.

         You will cease making sales under this Instruction as soon as practicable following receipt of written notice from the Company, confirmed by telephone, that the Company has entered into a transaction that results in my being subject to trading restrictions. You shall resume making sales in accordance with this Instruction as soon as practicable after you receive written notice from the Company of the cessation or termination of any such trading restriction. Any sales not made as a result of the imposition of any trading restriction shall be deemed to be cancelled and shall not be made pursuant to this Instruction.

         While this Instruction is in effect I will not enter into or alter any corresponding or hedging transaction or position with respect to the Common Stock (including any securities convertible or exchangeable into Common Stock). I agree that until this Instruction has been terminated I will not enter into a binding contract with respect to the purchase or sale of Common Stock with another broker, dealer or financial institution, instruct any broker, dealer or financial institution to purchase or sell Common Stock or adopt a trading plan with respect to Common Stock other than this Instruction.

         I represent and warrant that I am not presently aware of any material nonpublic information regarding the Company or its securities and that I am currently able to sell Common Stock under the Company's insider trading policies and covenant that I will not discuss or otherwise disclose material nonpublic information to my investment representative or any other of your personnel responsible for carrying out this Instruction. I have obtained the approval of the Company's counsel to enter into this Instruction.

         This Instruction may be modified, terminated or amended only by a writing signed by the parties hereto. Any modification or amendment of this Instruction may only occur at a time when I am not aware of material nonpublic information concerning the Company or its securities and I am otherwise permitted to make sales under the Company's insider trading policies. If this Instruction is modified or amended, or if I establish a new plan after termination of this Instruction, no sales shall be made during the thirty (30) calendar days immediately following such modification, amendment or termination (other than sales already provided for in the Instruction prior to modification, amendment or termination).

         This Instruction shall not be effective until Deutsche Bank Alex. Brown confirms its acceptance in writing by signing below. It shall remain in full force and effect until revoked or modified by me in writing. Deutsche Bank Alex. Brown may decline to act hereunder upon reasonable notice. I hereby irrevocably authorize you to accept any instruction from the Company to cease or suspend sales hereunder.

                                                     /s/Scott Schnell
                                                     ---------------------------
                                                     Scott Schnell

--------------------------------------------------------------------------------
Accepted
Deutsche Bank Alex. Brown

/s/Nancy Mehan for Stuart C. Williams
----------------------------------------
Stuart C. Williams, Branch Manager

Dated: 3/31/04

MEMORANDUM

TO:        Mark McHugh, Deutsche Bank Alex. Brown

CC:        Marnie Seif

FROM:      Scott Schnell

DATE:      May 2, 2004

RE: Advanced instructions to sell RSAS Stock & Exercise and Sell RSAS Options, Under Rule 144

--------------------------------------------------------------------------------

Mark:
The instructions outlined in this memo are to be used as my REVISED 10B5-1 Plan for RSA Security, Inc. My orders here under are given to you on a not held basis, meaning that you shall use your best judgment in the execution of each order, and that you shall be relieved of all responsibility with respect to the time of execution or the price or prices of execution. I understand that in exercising such judgment, it is possible that you may not sell some or all of the shares that you are authorized hereunder to sell in any given period under this Instruction.

I.   DURATION OF PLAN

     This plan should commence on MAY 03, 2004, and end on DECEMBER 31, 2004, unless extended in writing 60 days prior to expiration.

II.  RESTRICTED PERIODS OF SALE

     For the first month of each quarter, no shares should be sold until 48 hours after RSAS earnings are publicly released. In addition, no sales should occur during the last three weeks of each quarter. (I.e. no sales should take place during RSA Security's company blackout).

III. ACCEPTABLE PERIODS OF SALE, SHARE AMOUNTS & PRICE LIMITS

     This plan is for two areas: vested in-the-money options, and owned shares.

     OPTIONS

     At the end of each RSA company blackout period, Broker should apply the following orders to "Starting Shares". "STARTING SHARES" shall be defined as the number of vested options at the start of the first trading day after each blackout ends.

     For shares that vest during open trading periods, Broker should apply the same orders to the newly vested shares on the day that they vest. (At this time, however, all vesting dates for my current grants occur during blackout periods)

     Any partial execution of the limit orders below will result in the unexecuted balance "rolling over" to the next period. Such rollover shares plus any shares that vest during blackout period will constitute the "Starting Shares" for the next period. The following directions should then be applied to the newly formed "Starting Shares" pool, without regard to prior limit orders during prior open trading windows.

     The following limit orders are to be placed in my individual DB Alex. Brown account entitled, "Scott Schnell." (Act. #5XM-XXXXXX) on the first trading day after each blackout ends. These limit orders are to remain in my account until the first day of the next blackout period. I understand that DB Alex. Brown is a market-maker in RSAS and that the limits below are net of commission:


Grant information and trading instructions

--------------------------------------------------------------------------------
Grant                Grant Date            Strike            % of           Net
                                            Price        Starting         Limit
                                                           Shares         Price
--------------------------------------------------------------------------------
98-311 ISO           8-Dec-99               24.77       See Below
--------------------------------------------------------------------------------
98-311A NQ           8-Dec-99               24.77
--------------------------------------------------------------------------------

          For Shares in the above Block, trade as follows:

               -------------------------------------------------
               % of Starting Shares             Net Limit Price
               -------------------------------------------------
                         100%                      $27.00
               -------------------------------------------------



--------------------------------------------------------------------------------
Grant               Grant Date          Strike              % of          Net
                                         Price          Starting          Limit
                                                          Shares          Price
--------------------------------------------------------------------------------
94-1 NQ             23-Mar-99            10.83         See below
--------------------------------------------------------------------------------
94-937 NQ           16-July-98          $10.67         See below
--------------------------------------------------------------------------------

          For Shares in the above Block, trade as follows:

                    -------------------------------------------------
                    % of Starting Shares             Net Limit Price
                    -------------------------------------------------
                                     50%                      $17.00
                    -------------------------------------------------
                                     30%                       19.00
                    -------------------------------------------------
                                     20%                       21.00
                    -------------------------------------------------

--------------------------------------------------------------------------------
Grant                 Grant Date          Strike              % of          Net
                                           Price          Starting        Limit
                                                            Shares        Price
--------------------------------------------------------------------------------
R94-901 ISO           12-Aug-98             8.04         See below
--------------------------------------------------------------------------------
R94-901A NQ           12-Aug-98             8.04
--------------------------------------------------------------------------------
R94-1024A NQ          18-Jun-02             4.42
--------------------------------------------------------------------------------
R94-1024 NQ           18-Jun-02             4.42
--------------------------------------------------------------------------------
R98-1486 NQ           18-Jun-02             4.42
--------------------------------------------------------------------------------
R98-1486A NQ          18-Jun-02             4.42
--------------------------------------------------------------------------------
94-1028               10-Jul-02             4.04
--------------------------------------------------------------------------------
94-1028A              10-Jul-02             4.04
--------------------------------------------------------------------------------

         For Shares in the above Block, trade as follows:

                   -----------------------------------------------
                   % of Starting Shares           Net Limit Price
                   -----------------------------------------------
                                    50%                     17.00
                   -----------------------------------------------
                                    30%                     19.00
                   -----------------------------------------------
                                    20%                     21.00
                   -----------------------------------------------

      OWNED RSAS SHARES

      In total, the directions and orders below allow for the sale of OWNED shares of RSA Security, Inc. stock currently held in Deutche Bank Alex. Brown account number 5ZR-XXXXXX, plus any additional RSAS shares that may be deposited in this account over time.

      At the end of each RSA company blackout period, Broker should apply the following orders to "Starting Shares". "STARTING SHARES" shall be defined as the number of shares in the account at the start of the first trading day after each blackout ends, less any shares purchased and deposited in the account in the prior 6 months.

      SHARES DEPOSITED IN THE ACCOUNT SHOULD BE HELD FOR A MINIMUM OF 6 MONTHS TO ENSURE THAT NO SHORT SWING RULES ARE VIOLATED.

      Any partial execution of the limit orders below will result in the unexecuted balance "rolling over" to the next period. Such rollover shares plus any new shares that have been held for over 6 months will constitute the "Starting Shares" for the next period.

            The following limit orders are to be placed in my individual DB Alex. Brown account entitled, "Scott Schnell." (Act. #5ZR-XXXXXX) on the first trading day after each blackout ends. These limit orders are to remain in my account until the first day of the next blackout period. I understand that DB Alex. Brown is a market-maker in RSAS and that the limits below are net of commission:

                       -------------------------------------
                       # Shares             Net Limit Price
                       -------------------------------------
                           100%                       19.00
                       -------------------------------------

     I have directed RSAS, as soon as practicable, to notify Deutsche Bank Alex. Brown and me of any circumstance pursuant to which a sale of shares by me in accordance with the terms of the plans described above could be expected either to: (a) result in a violation by me or RSAS of Regulation M promulgated pursuant to the Securities Act of 1933, or (b) result in the inability of RSAS to qualify for "pooling treatment" under applicable U.S. accounting guidelines with respect to a transaction that the Company considers imminent. Following my receipt of any such notice that I am to suspend trading, I will instruct Deutsche Bank Alex. Brown not to sell any shares under this plan until I am advised in writing by the Company that the suspension has been terminated.